WEST PHARMACEUTICAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended				Twelve Months Ended
	December 31, 2007		December 31, 2006		December 31, 2007		December 31, 2006
Net sales	$256.1	100%	$231.9	100%	$1,020.1	100%	$913.3	100%
Cost of goods sold	185.7	73	165.4	71	728.3	71	648.5	71
Gross profit	70.4	27	66.5	29	291.8	29	264.8	29
Research and development	4.6	2	3.2	2	16.1	2	11.1	1
Selling, general and administrative expenses	39.6	15	41.7	18	152.5	15	147.8	16
Restructuring, impairment and other charges	17.8	7	—	—	26.4	3	—	—
Other expense, net	0.8	—	0.7	—	1.9	—	4.9	1
Operating profit	7.6	3	20.9	9	94.9	9	101.0	11
Loss on debt extinguishment	—	—	—	—	—	—	5.9	1
Interest expense, net	2.6	1	2.0	1	8.5	1	10.6	1
Income before income taxes and minority interests	5.0	2	18.9	8	86.4	8	84.5	9
Income tax expense (benefit)	(0.3)	—	5.2	2	17.2	2	24.6	3
Minority interests	0.2	—	0.1	—	0.5	—	0.3	—
Income from consolidated operations	5.1	2%	13.6	6%	68.7	6%	59.6	6%
Equity in net income of affiliated companies	1.0		1.1		2.5		1.9
Income from continuing operations	6.1		14.7		71.2		61.5
Discontinued operations, net of tax	(0.1)		0.3		(0.5)		5.6
Net income	$6.0		$15.0		$70.7		$67.1
Net income per share:
Basic:
Continuing operations	$0.19		$0.45		$2.18		$1.91
Discontinued operations	—		0.01		(0.02)		0.18
	$0.19		$0.46		$2.16		$2.09
Assuming dilution:
Continuing operations	$0.19		$0.43		$2.06		$1.83
Discontinued operations	—		0.01		(0.01)		0.17
	$0.19		$0.44		$2.05		$2.00
Average common shares outstanding	32.3		32.5		32.7		32.2
Average shares assuming dilution	36.2		34.0		36.2		33.6

WEST PHARMACEUTICAL SERVICES

REPORTING SEGMENT INFORMATION

(UNAUDITED)

(in millions)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
Net Sales:	2007	2006	2007	2006
Pharmaceutical Systems	$187.3	$164.0	$741.8	$644.1
Tech Group	71.1	70.1	289.2	279.2
Eliminations	(2.3)	(2.2)	(10.9)	(10.0)
Consolidated Total	$256.1	$231.9	$1,020.1	$913.3

Operating Profit (Loss):
Pharmaceutical Systems	$31.5	$29.2	$141.9	$129.7
Tech Group	2.4	5.0	11.6	18.1
U.S. pension expense	(1.5)	(2.0)	(6.1)	(8.4)
Stock-based compensation expense	(1.8)	(5.1)	(5.1)	(14.5)
General corporate costs	(5.2)	(6.2)	(21.0)	(23.9)
Restructuring, impairment and other charges	(17.8)	—	(26.4)	—
Consolidated Total	$7.6	$20.9	$94.9	$101.0

WEST PHARMACEUTICAL SERVICES

NON-GAAP MEASURES (UNAUDITED)

THREE MONTHS ENDED DECEMBER 31, 2007

(in millions, except per share data)

	As Reported December 31, 2007	Tax adjustments	Restructuring, impairment and other charges	Non-GAAP December 31, 2007
Operating profit	$7.6	$—	$17.8	$25.4
Interest expense, net	2.6	—	—	2.6
Income before income taxes and minority interests	5.0	—	17.8	22.8
Income tax expense (benefit)	(0.3)	1.7	4.8	6.2
Minority interests	0.2	—	—	0.2
Income from consolidated operations	5.1	(1.7)	13.0	16.4
Equity in net income of affiliated companies	1.0	—	—	1.0
Income from continuing operations	$6.1	($ 1.7)	$13.0	$17.4

Net income per diluted share:
Continuing operations	$0.19	($0.04)	$0.36	$0.51

WEST PHARMACEUTICAL SERVICES

NON-GAAP MEASURES (UNAUDITED)

YEAR ENDED DECEMBER 31, 2007

(in millions, except per share data)

	As Reported December 31, 2007	Tax adjustments	Restructuring, impairment and other charges	Non-GAAP December 31, 2007
Operating profit	$94.9	$—	$26.4	$121.3
Interest expense, net	8.5	—	—	8.5
Income before income taxes and minority interests	86.4	—	26.4	$112.8
Income tax expense (benefit)	17.2	8.2	7.0	32.4
Minority interests	0.5	—	—	0.5
Income from consolidated operations	68.7	(8.2)	19.4	79.9
Equity in net income of affiliated companies	2.5	—	—	2.5
Income from continuing operations	$71.2	($ 8.2)	$19.4	$82.4

Net income per diluted share:
Continuing operations	$2.06	($0.23)	$0.54	$2.37

Please refer to the “Notes to Non-GAAP financial measures” for more information.

Non-GAAP measures are intended to explain or aid in the use of, not as a substitute for, the related GAAP financial measure.

WEST PHARMACEUTICAL SERVICES

NON-GAAP MEASURES (UNAUDITED)

YEAR ENDED DECEMBER 31, 2006

(in millions, except per share data)

	As Reported December 31, 2006	Extinguishment of debt	Tax settlement	Non-GAAP December 31, 2006
Operating profit	$101.0	$—	$—	$101.0
Loss on debt extinguishment	5.9	(5.9)	—	—
Interest expense, net	10.6	—	0.3	10.9
Income before income taxes and minority interests	84.5	5.9	(0.3)	90.1
Income tax expense (benefit)	24.6	1.8	0.3	26.7
Minority interests	0.3	—	—	0.3
Income from consolidated operations	59.6	4.1	(0.6)	63.1
Equity in net income of affiliated companies	1.9	—	—	1.9
Income from continuing operations	$61.5	$4.1	$(0.6)	$65.0

Net income per diluted share:
Continuing operations	$1.83	$0.12	$(0.02)	$1.93

Please refer to the “Notes to Non-GAAP financial measures” for more information.

Non-GAAP measures are intended to explain or aid in the use of, not as a substitute for, the related GAAP financial measure.

Notes to Non-GAAP financial measures:

For the purpose of aiding the comparison of our year-to-year results, management may refer to results excluding certain items in an effort to improve the analysis of underlying trends in the financial statements, and for consistency with performance metrics used for incentive compensation programs. These re-measured period results are not in conformity with United States generally accepted accounting principles (“GAAP”) and are “non-GAAP financial measures.” The non-GAAP financial measures are intended to explain or aid in the use of, not as a substitute for, the related GAAP financial measures.

2007 Income Tax Adjustments:

Our results for the three and twelve-month periods ended December 31, 2007 include $1.7 million and $8.2 million, respectively, of tax adjustments related to prior years that were deemed more likely than not to be realized based on new information and changes in circumstances that occurred during 2007. The $8.2 million of discrete tax benefits recognized in 2007 includes the reversal of a $3.2 million valuation allowance related to certain tax credits generated in previous periods that was initially provided due to uncertainty in the generation of sufficient taxable income to utilize the credits, $3.7 million of tax benefits principally resulting from the revision of certain tax planning strategies and the completion of related documentation supporting research and development credits related to prior year tax returns, and a $1.3 million tax benefit primarily resulting from the closure of certain U.S. federal and state tax audit years.

2007 Restructuring, Impairments and Other Charges:

Our results include restructuring, impairment and other charges totaling a $17.8 million pre-tax ($13.0 million net of related tax deductions) and $26.4 million ($19.4 million net of related tax deductions) for the three and twelve months periods ending December 31, 2007, respectively. The following table provides the detail of the individual components of these costs:

	Three months Ended	Twelve months Ended
($ in millions)	12/31/07	12/31/07
Impairment charge – intangible assets	$12.9	$12.9
Restructuring charges	3.4	3.4
Brazilian excise and other tax related charges	1.5	10.1
Total restructuring, impairment and other charges	$17.8	$26.4

On October 18, 2007, Pfizer, Inc. announced that it had decided to discontinue marketing its Exubera® pulmonary insulin product, which was licensed by Pfizer, Inc. and developed by our customer, Nektar Therapeutics, returning the marketing rights to Nektar. Our Tech Group segment was one of two contract manufacturers of components for the device. Following the Pfizer announcement and in the absence of future orders for Exubera® devices, management determined that our intangible asset associated with our contract with Nektar was impaired and we recorded a $12.9 million impairment charge in the fourth quarter of 2007. Under an agreement reached with Nektar in February 2008, Tech Group will receive full reimbursement for, among other things, severance related employee costs, inventory, purchased raw materials and components, leased and other facility costs.

On December 11, 2007, our Board of Directors approved a restructuring plan for our Tech Group segment. The plan proactively addresses anticipated changes in customers’ marketing plans for certain products and aligns the plant capacity and workforce with the current business outlook and longer-term strategy of focusing the business on proprietary products. The total cost of the restructuring plan is estimated at approximately $12.0 million. We incurred $3.4 million of these restructuring charges in 2007, and expect to complete the actions associated with the remaining $8.6 million in estimated costs by the end of 2008.

Our results also include provisions for a series of excise, gross receipts and value-added tax related issues in Brazil of $1.5 million and $10.1 million for the three and twelve month periods ended December 31, 2007, respectively. The increased provisions followed a detailed review of several tax cases pending in the Brazilian courts which now indicate that it is probable that the positions taken on certain tax returns dating back to the late 1990’s would not be sustained.

2006 Extinguishment of Debt:

Our results for the twelve-month period ended December 31, 2006 include a pre-tax $5.9 million loss on debt extinguishment ($4.1 million net of tax) resulting from the pre-payment of $100.0 million in senior notes carrying a 6.81% interest rate and a maturity date of April 8, 2009.

2006 Tax Settlement:

Our results for the twelve-month period ended December 31, 2006 also include the favorable resolution of a claim for a tax refund associated with the disposition of our former plastic molding facility in Puerto Rico. The resolution of this claim resulted in the recognition in income from continuing operations of $0.6 million, or $0.02 per diluted share, consisting of a $0.4 million tax benefit and related interest income, net of tax, of $0.2 million.

The debt extinguishment and tax refund occurred in the first quarter of 2006 and had no impact on 2006 fourth quarter results.

WEST PHARMACEUTICAL SERVICES

FINANCIAL CONDITION

(UNAUDITED)

(in millions)

	As of December 31, 2007	As of December 31, 2006
Cash	$108.4	$47.1
Working capital	$229.4	$124.8
Debt	$395.1	$236.3

WEST PHARMACEUTICAL SERVICES

CASH FLOW ITEMS

(UNAUDITED)

(in millions)

	Year Ended December 31, 2007	Year Ended December 31, 2006
Depreciation and amortization	$56.6	$52.7
Operating cash flow	$129.2	$139.4
Capital expenditures	$129.4	$90.3